SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  March 3, 2004

(Date of earliest event reported)

Commission file number: 1-7293

TENET HEALTHCARE CORPORATION

(Exact name of Registrant as specified in its charter)

Nevada	95-2557091
(State or Incorporation)	(I.R.S. Employer Identification No.)
3820 State Street Santa Barbara, California 93105
(Address of principal executive offices, including zip code)

(805) 563-7000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

ITEM 9.                                                     Tenet Receives Document Request

As anticipated, Tenet Healthcare Corporation has received a document request from the Civil Division of the Department of Justice for documents related to financial relationships between certain doctors and two Tenet hospitals in El Paso, Texas.  On January 23, 2004, Tenet disclosed in a press release that it had received copies of subpoenas issued by the Office of Inspector General to two of those physicians, and that it anticipated receiving a request for documents in connection with the related inquiry.  Tenet intends to cooperate with the request, which seeks documents related to 23 physician and two physician groups.  The January 23 press release is attached as Exhibit 99.1.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENET HEALTHCARE CORPORATION

	By:	/s/ Stephen D. Farber
Stephen D. Farber
Chief Financial Officer

Date: March 3, 2004

EXHIBIT INDEX

99.1         Press Release issued on January 23, 2004.